                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       REAL ESTATE ASSOCIATES LIMITED VI
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                       REAL ESTATE ASSOCIATES LIMITED VI
                             9090 WILSHIRE BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90211

                                                                   June __, 2001

                             YOUR VOTE IS IMPORTANT
                                PLEASE ACT TODAY


Dear Limited Partners:

        An organization controlled by David L. Johnson, Bond Purchase, L.L.C.,1 has started a hostile consent solicitation and is attempting to seize control of your Limited Partnership with its substantial assets. Mr. Johnson's dissident group is asking limited partners to sign consent forms to remove, we believe without cause, your existing General Partners2 and replace your experienced, qualified General Partners with Mr. Johnson's affiliate which has no significant assets, net worth or business history. YOUR GENERAL PARTNERS ARE UNANIMOUSLY OPPOSED TO THE BOND PURCHASE SOLICITATION.

        AS MANAGING GENERAL PARTNER OF YOUR PARTNERSHIP, NAPICO STRONGLY RECOMMENDS THAT YOU OPPOSE THE BOND PURCHASE SOLICITATION AND URGES YOU NOT TO PROVIDE YOUR CONSENT TO THE REMOVAL OF YOUR GENERAL PARTNERS AND THE ELECTION OF MR. JOHNSON'S AFFILIATE AS GENERAL PARTNER OF YOUR PARTNERSHIP. DO NOT SIGN ANY GREEN CONSENT CARD THIS DISSIDENT GROUP MAY SEND YOU, NOT EVEN AS A VOTE OF PROTEST.

        We regret that your Limited Partnership is faced with a disruptive and costly consent process, but we assure you that your General Partners are acting, and will continue to act, vigorously to protect your best interests. AGAIN, WE CAUTION YOU NOT TO SIGN ANY GREEN CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM BOND PURCHASE.

        EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED A GREEN CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO:

                         ACS SECURITY SERVICES INC.
                         3988 NO. CENTRAL EXPRESSWAY
                         BLDG. 5, SIXTH FLOOR
                         DALLAS, TX 75204
                         FAX: (214) 887-7198
                         ATTN: SHARI EASTWOOD

        YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. SINCE TIME IS OF THE ESSENCE, WE ASK THAT YOU ALSO RETURN YOUR CONSENT BY FAX AT THE NUMBER LISTED ABOVE. YOUR COOPERATION IS APPRECIATED.


        Bond Purchase owns limited partner interests in the Partnership and is a company managed by David L. Johnson, who has a long and contentious history as a corporate raider. Bond Purchase has purchased limited partnership interests in the Partnership relatively recently and we believe that its interests are not aligned with the other limited partners, including you.

        In what we believe is a blatant attempt to get your consent to take control of your Partnership and its substantial cash reserves, we believe that Bond Purchase has given you misleading and inaccurate information in its solicitation materials, mischaracterized our

----------

1       Bond Purchase, L.L.C., a Missouri limited liability company ("Bond
        Purchase").

2 Your general partners are National Partnership Investments Corp., a California corporation ("NAPICO") and National Partnership Investment Associates, a California limited partnership (collectively, "General Partners").

management of the Partnership and feigned concern for your investments. WE URGE YOU TO CONSIDER CAREFULLY THE CLAIMS THAT BOND PURCHASE INCLUDED IN ITS SOLICITATION MATERIALS AND, MORE IMPORTANTLY, WHAT WE BELIEVE ARE THE FACTS CONCERNING SUCH MATTERS:

 BOND PURCHASE'S CLAIM:                                 THE FACTS:
 ----------------------                                 ----------
 Bond Purchase advocates the sale of the                Bond Purchase's interests are not aligned with
 Partnership's remaining assets, but fails to tell      yours in our view. In fact, the sale of the
 you that it may not be subject to the same tax         remaining Partnership assets could result in
 consequences as the other limited partners arising     vastly different tax consequences for Bond
 out of such a sale.                                    Purchase as compared to the other limited
                                                        partners. Bond Purchase fails to tell you that,
                                                        unlike the other limited partners, it may not be
                                                        subject to the same tax liability resulting from
                                                        the recapture of prior depreciation expenses
                                                        because it acquired its limited partnership
                                                        interests relatively recently. (See page [_] of
                                                        the enclosed materials.) WE URGE YOU NOT TO BE
                                                        MISLED.


 Bond Purchase implies that we are inappropriately      We have maintained the $3million cash reserve to
 holding in excess of $3 million that should be         satisfy the obligations under promissory notes
 distributed to the limited partners.                   that have recently become due related to four
                                                        properties. We are currently negotiating with
                                                        the holders of those notes to determine the exact
                                                        amount of the Partnership's obligation, however
                                                        the matured obligations may exceed $3.6 million
                                                        dollars. The reserves also provide us with the
                                                        financial flexibility to negotiate with the
                                                        local general partners in our efforts to sell
                                                        the remaining Partnership assets and to
                                                        distribute to the limited partners to cover the
                                                        income tax liability you may incur if we sell
                                                        such assets.

                                                        You should know that we have invested the cash
                                                        reserve and it accrues interest for the
                                                        benefit of the Partnership and all limited
                                                        partners. (See page [ ] of the enclosed
                                                        materials.) WE URGE YOU NOT TO BE MISLED.


 Bond Purchase tells you that it intends to             Bond Purchase, despite telling you that it
 investigate claims against the General Partners        intends to investigate claims against the
 when, in fact, its owner is being sued by affiliates   General Partners, has provided no information
 of the General Partners.                               regarding the nature of, or basis for, any such
                                                        alleged claims. The General Partners know of no
                                                        grounds for such claims, but believe that the
                                                        timing of the Bond Purchase consent solicitation
                                                        suggests that Mr. Johnson is pursuing the
                                                        removal of the General Partners as a retaliatory
                                                        measure in connection with ongoing litigation
                                                        filed against him by affiliates of the General
                                                        Partners.

                                                        On September 1, 2000, certain entities
                                                        affiliated with us filed a lawsuit against Mr.
                                                        Johnson and entities he controls. In the
                                                        lawsuit, our affiliates assert claims for breach
                                                        of contract, breach of the covenant of good
                                                        faith and fair dealing, breach of fiduciary
                                                        duty, negligence, fraud and civil conspiracy,
                                                        unjust enrichment, unfair business practices,
                                                        securities fraud and RICO violations, arising
                                                        out of what our affiliates believe is Mr.
                                                        Johnson's and his affiliated entities'
                                                        fraudulent and improper conduct and financial
                                                        mismanagement in connection with the operation
                                                        of 22 investment property partnerships. It was
                                                        not until that lawsuit was filed that Bond
                                                        Purchase sent its consent solicitation materials
                                                        to you. (See page [_] of the enclosed
                                                        materials.) WE URGE YOU NOT TO BE MISLED.

 BOND PURCHASE'S CLAIM:                                 THE FACTS:
 ----------------------                                 ----------
 Bond Purchase suggests that the General Partners       We believe this assertion is misleading and
 have been charging the Partnership excessive           untrue. The fact is that the management fees
 management fees.                                       charged by NAPICO have been reduced
                                                        substantially following the 1998 sale of assets.
                                                        In fact, management fees have dropped by over 41
                                                        percent after the sale of assets in 1998,
                                                        falling from more than $502,000 in 1998 to
                                                        approximately $206,000 in 1999 and 2000.

                                                        While Bond Purchase did not specifically
                                                        promise to reduce management fees, you should
                                                        know that its proposed plan to reduce
                                                        management fees would equate to a meager
                                                        annual savings of approximately $___ per unit,
                                                        or less than __ cents per week. (See page [_]
                                                        of the enclosed materials.) WE URGE YOU NOT TO
                                                        BE MISLED.


 Bond Purchase suggested that the General Partners      The costs incurred in connection with the sale
 may have inappropriately received reimbursement for    of Partnership assets in 1998 were actually
 certain illegitimate costs associated with the sale    legal fees and other transactional costs paid
 of Partnership assets in 1998 and that the             for services rendered to unrelated third
 administrative expenses charged to the Partnership     parties. Those professional and transaction
 are excessive.                                         fees were incurred to allow us to complete a
                                                        transaction resulting in a large cash
                                                        distribution to all of our limited partners
                                                        and we did not receive any portion of those
                                                        fees.


                                                        Bond Purchase also fails to tell you that it has
                                                        in effect increased the Partnership's costs for
                                                        this year by giving you what we believe are
                                                        inaccurate and misleading solicitation materials
                                                        which may lead us to incur significant legal
                                                        fees to defend your interests. (See page [_] of
                                                        the enclosed materials.) WE URGE YOU NOT TO BE
                                                        MISLED.


 Bond Purchase tells you that we are not actively       This is simply not true. Of the [33] interests
 seeking opportunities to sell the Partnership's        in local limited partnerships that the
 remaining assets.                                      Partnership originally held, one was sold in
                                                        1996, another was sold in 1997, and an
                                                        additional 11 were sold in December 1998. In
                                                        1998, we publicly announced our intent to
                                                        eventually sell the Partnership's remaining
                                                        interests, and to then wind up the Partnership's
                                                        affairs. We have continued since 1998 to explore
                                                        the possibility of selling and/or refinancing
                                                        properties held by these local limited
                                                        partnerships. Indeed, we have a disposition
                                                        group that specifically examines these
                                                        possibilities and we are continuing our efforts
                                                        on behalf of all limited partners. Based upon
                                                        our intimate working knowledge of the
                                                        properties, we are convinced that we are best
                                                        suited to maximize the value of the properties
                                                        to be sold on your behalf. (See page [_] of the
                                                        enclosed materials.) WE URGE YOU NOT TO BE
                                                        MISLED.


 Bond Purchase implies that we are remiss in failing    We do not have the power to force a sale of
 to sell the properties in which the Partnership has    properties held by the local limited
 an interest. But Bond Purchase fails to tell you       partnerships in which the Partnership has an
 that we do not have the power to sell the remaining    interest. Instead, the cooperation of a local
 Partnership assets without the consent of the local    general partner of those partnerships is
 partners.                                              necessary to allow us to sell the properties. We
                                                        are continuing our efforts to negotiate with the
                                                        local general partners to obtain their consent
                                                        to sell the properties and we are optimistic
                                                        about new government programs that will
                                                        facilitate the sale of these properties. We
                                                        maintain good working relationships with these
                                                        local general partners, an asset we believe
                                                        Mr. Johnson surely lacks. (See page [_] of the
                                                        enclosed materials.) WE URGE YOU NOT TO BE
                                                        MISLED.

 BOND PURCHASE'S CLAIM:                                 THE FACTS:
 ----------------------                                 ----------
 Bond Purchase suggests that the General Partners       If Bond Purchase's affiliate were elected as the
 have less of a financial incentive than Bond           new general partner it would be entitled to the
 Purchase to sell the Partnership's remaining           same management fees that your current General
 assets.                                                Partners are entitled to. Bond Purchase claims it
                                                        would reduce the annual management fees by at
                                                        least 10%. However, Bond Purchase failed to tell
                                                        you that its proposed plan to significantly
                                                        reduce management fees would equate to a meager
                                                        annual savings of approximately $[__] per unit,
                                                        or less than [_](cent) per week.

                                                        Further, pursuant to our Partnership Agreement,
                                                        if the Partnership's remaining assets were to be
                                                        sold, NAPICO could receive a significant
                                                        liquidation fee. Therefore, NAPICO has a
                                                        financial incentive to pursue the sale of the
                                                        remaining assets. (See page [_] of the enclosed
                                                        materials.) WE URGE YOU NOT TO BE MISLED.


 Bond Purchase fails to tell you what we believe        Bond Purchase was described in 1999 by a court as
 is important information regarding the nature of       an entity that runs "vulture funds [that seek] to
 its business.                                          buy limited portions of real estate partnerships
                                                        with a view to ousting current management and
                                                        potential liquidation of the partnership assets."
                                                        You should know that Bond Purchase acquired its
                                                        interests in the Partnership relatively recently
                                                        and at a substantial discount to the prices paid
                                                        by other limited partners. At the time Bond
                                                        Purchase acquired these interests, the tax
                                                        benefits that were the original purpose of the
                                                        Partnership had long since been statutorily
                                                        eliminated. You should also know that this
                                                        "vulture fund" has also initiated a similar
                                                        hostile takeover attempt of REAL III(1), another
                                                        partnership we manage, and has threatened to
                                                        initiate a third. Therefore, we believe that Bond
                                                        Purchase's interests as a limited partner are not
                                                        aligned with yours. (See page [_] of the enclosed
                                                        materials.) WE URGE YOU NOT TO BE MISLED.


 Bond Purchase inaccurately told you that the           Bond Purchase is seeking the control of your
 Partnership is a general partner of REAL III and       Partnership and its valuable assets, but
 has confused the names of entities affiliated          inaccurately told you about those assets. Bond
 with the Partnership.                                  Purchase described the remaining assets of the
                                                        Partnership as including "a general partner
                                                        interest in Real Estate Associates Limited III."
                                                        The fact is, the Partnership holds a general
                                                        partner interest in REAL ESTATE ASSOCIATES III(2),
                                                        which in turn, holds three more limited
                                                        partnership interests. Since Bond Purchase is
                                                        also seeking to seize control of REAL III, we
                                                        believe it should be very familiar with that
                                                        partnership. Instead, it has confused REA III, an
                                                        asset of your Partnership, with REAL III, a
                                                        completely different entity which it is also
                                                        seeking to control.


                                                        Bond Purchase also inaccurately told you that the
                                                        general partners of REAL III are NAPICO and
                                                        NAPIA. This is not true. We cannot speculate what
                                                        Bond Purchase intended to tell you (i.e., whether
                                                        it confused REAL III with REA III or NAPIA with
                                                        Coast Housing Investment Associates)--either they
                                                        can't understand simple facts, or they are attempting
                                                        to mislead you--but only that the information it gave
                                                        you was inaccurate. We believe this exemplifies
                                                        the unfamiliarity and inexperience Bond Purchase
                                                        has with your Partnership. Consider this
                                                        carefully in deciding how to cast your vote. DO
                                                        NOT BE MISLED.


---------------------

        1 Real Estate Associates Limited III, a California limited partnership (REAL III).

        2 Real Estate Associates III, a California limited partnership ("REA III").

        IN LIGHT OF THE STATEMENTS MADE IN BOND PURCHASE'S MATERIALS, WHICH WE ARE CONVINCED ARE MISLEADING, YOUR GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH THEY MAY SEND TO YOU. PLEASE DISCARD ANY GREEN CONSENT CARDS OR FORMS SENT TO YOU BY BOND PURCHASE.


                             YOUR VOTE IS IMPORTANT


        EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED A GREEN CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD TO ACS SECURITY SERVICES INC. BECAUSE TIME IS OF THE ESSENCE, WE ASK THAT YOU ALSO RETURN YOUR CONSENT BY FAX AT (214) 887-7198, ATTN: SHARI EASTWOOD. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY.

        Additional information concerning what we believe are misleading statements in the Bond Purchase solicitation materials and what steps you should take to oppose the Bond Purchase solicitation are provided in the enclosed materials. Please give them your careful attention.

                                ----------------

        Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all limited partners.

        IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING, PLEASE CALL D.F. KING & CO., INC., THE PARTNERSHIP'S INFORMATION AGENT, TOLL FREE AT 1-800-269-6427.

        On behalf of your General Partners, thank you for your continued support.



                                  Very truly yours,


                                  Very National Partnership Investments Corp.,
                                  Very Managing General Partner

                        REAL ESTATE ASSOCIATES LIMITED VI
                             9090 WILSHIRE BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90211

                                ----------------

        THIS CONSENT REVOCATION STATEMENT AND THE ENCLOSED WHITE CONSENT
          REVOCATION CARD ARE FIRST BEING MAILED TO LIMITED PARTNERS ON
                             OR ABOUT JUNE __, 2001.



--------------------------------------------------------------------------------

              CONSENT REVOCATION STATEMENT FURNISHED BY THE GENERAL
       PARTNERS OF REAL ESTATE ASSOCIATES LIMITED VI IN OPPOSITION TO THE
                SOLICITATION OF CONSENTS BY BOND PURCHASE, L.L.C.
--------------------------------------------------------------------------------



        This Consent Revocation Statement and the accompanying WHITE Consent Revocation Card are being furnished by the General Partners of REAL ESTATE ASSOCIATES LIMITED VI, a California limited partnership (the "Partnership" or "REAL VI"), to the Partnership's limited partners in opposition to the solicitation by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), of written consents from the limited partners ("Bond Purchase Solicitation"). Bond Purchase is a limited partner of the Partnership and is a company managed by David L. Johnson.

        Bond Purchase is attempting to remove, we believe without cause, National Partnership Investments Corp., a California corporation ("NAPICO" or the "Managing General Partner") and National Partnership Investment Associates, a California limited partnership ("NAPIA" and collectively with NAPICO, the "General Partners"), as General Partners of the Partnership and to elect New G.P., L.L.C., a Missouri limited liability company ("New G.P."), as the new general partner of the Partnership. New G.P. is an affiliate of Bond Purchase. You may have received a solicitation from Bond Purchase trying to obtain your consent to elect New G.P. as general partner of the Partnership ("Bond Purchase Solicitation Materials" or "Solicitation Materials").


             YOUR VOTE IS IMPORTANT TO THE FUTURE OF YOUR INVESTMENT

        THE GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE. PLEASE DISCARD ANY GREEN CONSENT CARDS SENT TO YOU BY BOND PURCHASE.

        EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED BOND PURCHASE'S GREEN CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE, FAX AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO:


                                          ACS Security Services Inc.
                                          3988 No. Central Expressway
                                          Bldg. 5, Sixth Floor
                                          Dallas, TX 75204
                                          Fax: (214) 887-7198
                                          Attn: Shari Eastwood


        Your prompt action is important. Please return the WHITE consent revocation card today. In order to be sure that you are revoking a prior consent, you must mark the "REVOKE CONSENT" box on the WHITE consent revocation card, or sign and date the WHITE consent revocation card without marking any boxes.

        IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR REVOCATION OF CONSENT OR REQUIRE ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING THE PARTNERSHIP, TOLL FREE AT 1-800-269-6427.

               REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

        THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

        In what we believe is a blatant attempt to get your consent to take control of the Partnership and its cash reserves, Bond Purchase has given you what we believe is misleading and inaccurate information in its Solicitation Materials. As further described below, we believe Bond Purchase is attempting to mislead the Partnership's limited partners. IN PARTICULAR, WE BELIEVE THAT THE BOND PURCHASE SOLICITATION MATERIALS ARE MISLEADING IN THAT:

        - They fail to give you important facts regarding the tax consequences to the limited partners that may be triggered by the proposed sale of the Partnership's assets and fail to tell you that Bond Purchase may not be subject to the same tax consequences.

        - They imply that we are inappropriately holding in excess of $3 million that should be distributed to the limited partners. You should know we have maintained the $3 million cash reserve to satisfy the obligations under promissory notes that have recently become due related to four properties. We are currently negotiating with the holders of those notes to determine the exact amount of the Partnership's obligation, however the matured obligations may exceed $3.6 million dollars. We have also maintained the cash reserve to provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute to the limited partners to cover the income tax liability you may incur if we sell such assets. You should also know that we have invested the cash reserve and it accrues interest for the benefit of the Partnership and all limited partners.

        - They indicate that New G.P. intends to investigate supposed "claims" against us, but they failed to provide any details concerning the nature of these alleged claims. We believe that the investigation of these supposed "claims" as well as the take-over attempts by Bond Purchase of the Partnership and certain other partnerships we manage are actions in retaliation against us because of a lawsuit filed against Bond Purchase. On September 1, 2000, a lawsuit was filed by certain of our affiliates against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure.

        - They imply that we have been charging the Partnership excessive management fees, but they fail to tell you that the management fees have decreased by over 41% since the sale of other Partnership interests in 1998.

        - They suggest that we may have inappropriately received reimbursement from the Partnership for illegitimate administrative fees. The costs they suggest were illegitimate are in fact legal fees and other transactional costs incurred in connection with the sale of Partnership assets in 1998. Those professional and transaction fees were incurred to allow us to sell a number of assets resulting in a large distribution to all of our limited partners. We did not receive any portion of those fees.

        - They indicate misleadingly that we are not actively seeking opportunities to sell the Partnership's assets. This is simply not true. The fact is that we have publicly announced our intent to sell the Partnership's assets and eventually wind down its affairs and we are continuing efforts to sell the Partnership's remaining assets.

        - They imply that we are remiss in failing to sell the properties in which the Partnership maintains interests. Bond Purchase fails to tell you, however, that we do not have the power to force a sale of the properties without the consent of the local general partners that also own an interest in those properties. Therefore, if New G.P. were elected as general partner of the Partnership, it would be constrained in its efforts to sell the properties as well. Furthermore, we believe that our long history with local general partners affords us a better opportunity to work with them to sell properties than Mr. Johnson would have.

        - They indicate that while Bond Purchase does not promise to significantly reduce management fees, it intends to do so. We question their commitment to their intention and ask you to consider this in deciding how to cast your vote. They also fail to tell you that their proposed reduction would equate to a meager annual savings of approximately $[__] per unit, or less than [_]cents per week. Further, pursuant to our Partnership Agreement, if the Partnership's remaining assets were to be sold, NAPICO could receive a significant liquidation fee. Therefore, NAPICO has a financial incentive to pursue the sale of the remaining assets.

        - They fail to tell you what we believe is important information regarding the nature of Bond Purchase's business, which has been described by a court as follows: "[Bond Purchase] and its principals run what are known in the investment community as 'vulture funds,' seeking to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership's assets." This "vulture fund" has also initiated a similar hostile takeover attempt of REAL III(1), another partnership we manage, and has threatened to initiate a third. We believe Bond Purchase's interests are not aligned with yours.

        - They give you inaccurate facts about the Partnership's assets and confuse the names of entities affiliated with the Partnership. They indicate that REAL III is an asset of the Partnership. This is not true. Bond Purchase has confused REA III(2), an asset of the Partnership, with REAL III, a completely different entity which Bond Purchase is also seeking to control. Bond Purchase also inaccurately told you that the general partners of REAL III are NAPICO and NAPIA. This is not true. We cannot speculate what Bond Purchase intended to tell you (i.e., whether it confused REAL III with REA III or NAPIA with Coast Housing Investment Associates)--either they can't understand simple facts, or they are attempting to mislead you--but only that the information it gave you was inaccurate. We believe this error exemplifies the unfamiliarity and inexperience Bond Purchase has with your Partnership. Consider this carefully in deciding how to cast your vote.

        FOR THESE REASONS AND THOSE THAT FOLLOW, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT THE BEST INTERESTS OF THE PARTNERSHIP, AND WE URGE YOU TO (1) WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR (2) REVOKE YOUR CONSENT PREVIOUSLY SUBMITTED TO BOND PURCHASE. DO NOT RETURN THE GREEN BOND PURCHASE CONSENT CARD TO ANYONE. INSTEAD, REGARDLESS OF WHETHER OR NOT YOU HAVE ALREADY VOTED, PLEASE:

        -       sign and date your WHITE consent revocation card today;

        - fax your signed WHITE consent revocation card today to ACS Securities Services Inc., Attn: Shari Eastwood (fax number:
                214/887-7198); and

        - mail your signed WHITE consent revocation card today in the enclosed pre-paid envelope.

        We are convinced that Bond Purchase and New G.P. do not have your best interest in mind and have not given you important facts in an effort to get your vote so that they may seize control of the Partnership and its cash reserves. We urge you to consider the facts and to protect your investment.

        Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all of our limited partners.

        We urge you to read the full disclosure in our Consent Revocation Statement, which is enclosed. Please read the enclosed materials carefully, and if you have already returned your consent card, please fax your signed and dated WHITE consent revocation card and mail it in the return envelope provided as soon as practicable.

        IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR CONSENT REVOCATION CARD, PLEASE DO NOT HESITATE TO CONTACT D.F. KING & CO., INC., THE PARTNERSHIP'S INFORMATION AGENT, TOLL FREE AT 1-800-269-6427.

        On behalf of your General Partners, we thank you for your interest and your support.


---------------------

        (1) Real Estate Associates Limited III, a California limited partnership (REAL III).

        (2) Real Estate Associates III, a California limited partnership ("REA III").

                                TABLE OF CONTENTS



                                                                                                           PAGE
                                                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE BOND PURCHASE SOLICITATION MATERIALS...................................      1
REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION....................................................      3
  Limited Partner Approval.............................................................................      4
THE PARTNERSHIP........................................................................................      6
  General..............................................................................................      6
  General Partners.....................................................................................      6
  Objectives...........................................................................................      6
  Our Record of Success................................................................................      6
  Assets...............................................................................................      7
  Distributions........................................................................................      7
MANAGEMENT.............................................................................................      7
  Interests of Our General Partners in the Matters To Be Acted Upon....................................      7
  Experience of Our Managing General Partner...........................................................      7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................      9
LEGAL PROCEEDINGS......................................................................................      9
VOTING PROCEDURE.......................................................................................     10
  Voting Procedures and Consent Revocation Card........................................................     10
  No Dissenters' Rights of Appraisal...................................................................     10
PARTICIPANTS IN THE SOLICITATION.......................................................................     10
SOLICITATION OF CONSENT REVOCATION CARDS...............................................................     10
PARTNER PROPOSALS......................................................................................     11
IMPORTANT NOTE.........................................................................................     11
WHERE YOU CAN FIND MORE INFORMATION....................................................................     11


Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as "believes," "intends," "expects" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should one of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially from those in our forward-looking statements include the ability of the local general partners to sell the underlying properties on economically advantageous terms, real estate and general economic conditions in the markets in which the properties are located and changes in federal and state tax laws that may create tax disadvantages for certain distributions, some of which may be beyond our control.

Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.

                        REAL ESTATE ASSOCIATES LIMITED VI
                             9090 WILSHIRE BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90211

                                  June __, 2001

                          CONSENT REVOCATION STATEMENT


        In this Consent Revocation Statement , the words "we," "our," "ours" and "us" refer to REAL ESTATE ASSOCIATES LIMITED VI and its General Partners, NAPICO and NAPIA, unless the context requires or we state otherwise.

        THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         QUESTIONS AND ANSWERS ABOUT THE
                      BOND PURCHASE SOLICITATION MATERIALS


Q: WHAT IS BOND PURCHASE ASKING ME TO VOTE UPON?

A: Bond Purchase has sent you solicitation materials in which it seeks your consent to remove, we believe without cause, NAPICO and NAPIA as our General Partners and to elect New G.P., an affiliate of Bond Purchase, as our general partner. As explained in this document, we do not believe that such action is in your best interests. Accordingly, we are asking that you either withhold your consent from Bond Purchase or, if you have already given your consent, revoke your consent.

Q: WHAT DOES THE PARTNERSHIP RECOMMEND I DO?

A: We believe that neither Bond Purchase nor New G.P. represent the best interests of the Partnership, and we urge you to withhold your consent from Bond Purchase or revoke your consent if you have already voted.

Q: WHO IS MAKING THIS CONSENT REVOCATION STATEMENT?

A: This Consent Revocation Statement is sent to you by the Managing General Partner on behalf of the Partnership.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY CONSENT CARD?

A: Yes. You have every legal right to change your vote at any time before July 31, 2001. However, it is critical that you change your vote as soon as possible so that the required consents are not obtained by Bond Purchase. Please sign, date and promptly mail the WHITE consent revocation card in the enclosed envelope. Because time is of the essence, we also ask that you fax your WHITE consent revocation card to the number listed below:


                           ACS Security Services Inc.
                           3988 No. Central Expressway
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204
                               Fax: (214) 887-7198
                              Attn: Shari Eastwood


Q: WHAT SHOULD I DO IF I WANT TO KEEP THE CURRENT GENERAL PARTNERS?

A: If you have already returned a GREEN consent card to Bond Purchase, you must revoke your consent by completing the WHITE consent revocation card enclosed faxing it to (214) 887-7198, Attn: Shari Eastwood and mailing it in the pre-addressed postage-paid envelope provided. You do not need to do anything if you are absolutely certain that you have not already voted.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, we are asking that you please complete, sign and date the enclosed WHITE consent revocation card as soon as possible so that your interests are represented. Even though you do not need to do anything unless you have already voted, we ask you to promptly fax your signed and dated WHITE revocation of consent card to (214) 877-7198, Attn: Shari Eastwood and then mail your WHITE revocation of consent card so that we may know that your interests are represented.

                       WHO CAN HELP ANSWER YOUR QUESTIONS


        If you would like additional copies of this document, or if you would like to ask any questions about these materials or need assistance in voting your WHITE revocation of consent card, you should contact D. F. King & Co., Inc. at 1-800-269-6427.

               REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION


        Recently, you may have received a communication from a limited partner, Bond Purchase, a company managed by Mr. Johnson. Unlike many of you, Bond Purchase recently became a limited partner in 1999 and acquired its units at discounted prices. We believe the interests of Bond Purchase are not aligned with yours.

        The Bond Purchase Solicitation Materials seek your consent to:

        -       remove our General Partners,

        -       elect to continue the Partnership, and

        -       elect New G.P. as our new general partner.

        THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU, IN WHAT WE BELIEVE TO BE YOUR BEST INTERESTS, NOT TO SIGN ANY GREEN CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

        In an attempt to obtain the consent of the limited partners, we believe Bond Purchase made misleading statements and did not tell you about other important facts.

        We believe that the Bond Purchase Solicitation Materials are misleading because:

        - BOND PURCHASE FAILED TO TELL YOU THAT IT MAY NOT BE SUBJECT TO THE SAME TAX CONSEQUENCES AS THE OTHER LIMITED PARTNERS ARISING OUT OF THE PROPOSED SALE OF OUR ASSETS. You should know that we believe Bond Purchase's interest is not aligned with your interest. Bond Purchase conveniently failed to tell you that it may not suffer the same tax consequences as other limited partners as a result of a sale of the Partnership's assets.

                Currently, the original limited partners have deficit capital accounts with the Partnership due to the fact that they have taken more net tax deductions than the amount of money they have invested into the Partnership. When partnership interests -- or the underlying assets held by the Partnership -- are sold, many of the limited partners will recognize taxable income equal to the deficit in their capital account plus the amount of any net proceeds distributable to them. Based upon current figures, even the sale of the remaining properties in which the Partnership owns interests for little or no gain may result in a taxable gain to the Partnership and the limited partners in excess of $[_] million. This amount may translate into a combined federal and state income tax liability in excess of $[_] million to the limited partners. You should consult your tax advisor to determine the precise effect of a sale of the properties upon you.

                The tax liability that may be incurred by many of the limited partners does not apply to Bond Purchase, because it did not begin to acquire its partnership interests until May 17, 1999. When Bond Purchase acquired Units in 1999, it "inherited" the deficit capital account of the former limited partners from whom it acquired the Units (the "Selling Limited Partners"). However, Bond Purchase acquired an outside tax accounting basis for its partnership interests that may have fully erased the transferors' negative capital account balances. Under the tax laws, these Selling Limited Partners were forced to incur and pay the tax liability upon their "phantom gain" on the Units at the time of the sale. AS A RESULT, TO THE EXTENT THAT THE PARTNERSHIP'S ASSETS ARE SOLD OR WE ARE DISSOLVED, BOND PURCHASE WILL RECEIVE WHATEVER DISTRIBUTION IS MADE TO THE LIMITED PARTNERS WITHOUT BEING LIABLE TO THE SAME EXTENT FOR THE TAX LIABILITY, OR RECAPTURE, TO BE IMPOSED UPON THE OTHER LIMITED PARTNERS ON THE PHANTOM GAIN COMPONENT. WE URGE YOU NOT TO BE MISLED.

        - BOND PURCHASE IMPLIED THAT WE ARE INAPPROPRIATELY HOLDING IN EXCESS OF $3 MILLION THAT SHOULD BE DISTRIBUTED TO THE LIMITED PARTNERS. We have maintained the $3 million cash reserve to satisfy the obligations under promissory notes that have recently become due related to four properties. We are currently negotiating with the holders of those notes to determine the amount of the Partnership's obligation, however the matured obligations may exceed $3.6 million dollars. The reserves also provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute to the limited partners to cover the income tax liability you may incur if we sell such assets. You should know that, we have invested the cash reserve and it accrues interest for the benefit of the Partnership and all limited partners. DO NOT BE MISLED.

        - BOND PURCHASE DID NOT PROVIDE YOU WITH ANY DETAILS CONCERNING THE NATURE OF ALLEGED CLAIMS AGAINST THE GENERAL PARTNERS OR THAT ITS OWNER IS CURRENTLY BEING SUED BY AFFILIATES OF THE GENERAL PARTNERS. Bond Purchase told you, in the event New G.P.

                is elected as our new managing general partner, New G.P. will investigate claims against the current General Partners. However, you should note that Bond Purchase failed to provide you, the General Partners or the Partnership with any explanation relating to the nature of the supposed claims, the party asserting such claims and the parties against whom such claims would be made. The fact is, we are not aware of any such claims and we believe this is nothing but an attempt to get your vote. ONCE AGAIN, DO NOT BE MISLED.

                We believe that the investigation of these supposed "claims" as well as the take over attempts by Bond Purchase of the Partnership and REAL III, another partnerships we manage, are actions in retaliation against us because of a lawsuit filed against Bond Purchase. On September 1, 2000, certain limited partnerships affiliated with NAPICO and certain affiliated corporations filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. In the lawsuit, our affiliates assert claims for breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, negligence, fraud and civil conspiracy, unjust enrichment, unfair business practices, securities fraud and RICO violations, arising out of Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure to that suit. DO NOT BE MISLED.

        - BOND PURCHASE DID NOT TELL YOU THAT THE MANAGEMENT FEES HAVE DECREASED SIGNIFICANTLY SINCE THE SALE OF OTHER PARTNERSHIP INTERESTS IN 1998. Bond Purchase suggests that the General Partners may have been charging the Partnership excessive management fees. Once again, this is not true. Bond Purchase told you that management fees should be reduced because of the sale of assets in 1998. The fact is that the management fees charged by NAPICO have been reduced substantially following the sale of many of our assets. The management fees are calculated based on our total invested assets. Our cash on hand is not included in the calculation of management fees. Because of this, management fees dropped by over seventy percent (41%) after the sale of assets in 1998, falling from more than $502,000 in 1998 to approximately $206,000 in 1999 and 2000. WE URGE YOU NOT TO BE MISLED.

                While Bond Purchase does not promise you that it will reduce management fees, it told you about its proposed plan to significantly reduce management fees. However, it did not tell you that this plan would equate to a meager annual savings of approximately $[__] per unit, or less than [_]cents per week.

                Further, if the Partnership's remaining assets were to be sold, NAPICO could receive a significant fee. Our Partnership Agreement provides for NAPICO to receive a liquidation fee equal to the lesser of (a) 10% of our net proceeds from the sale of a project or project interest or (b) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount federal and state taxes. Therefore, NAPICO has a financial incentive to pursue the sale of the remaining assets. WE URGE YOU NOT TO BE MISLED.

        - BOND PURCHASE SUGGESTED THAT THE GENERAL PARTNERS MAY HAVE INAPPROPRIATELY RECEIVED REIMBURSEMENT FOR CERTAIN ILLEGITIMATE COSTS ASSOCIATED WITH THE SALE OF PARTNERSHIP ASSETS IN 1998 AND THAT THE ADMINISTRATIVE EXPENSES CHARGED TO THE PARTNERSHIP ARE EXCESSIVE. The costs incurred in connection with the sale of Partnership assets in 1998 were actually legal fees and other transactional costs. Those professional and transaction fees were incurred to allow us to complete a transaction resulting in a large cash distribution to all of our limited partners and we did not receive any portion of those fees. Bond Purchase also told you the Partnership incurred "administrative" expenses of $20,424 in 2000. However, as reflected in our current Annual Report on Form 10-K, filed April 2, 2001, it did not tell you that such expenses were reduced from $692,092 in 1998 and $368,103 in 1999. Therefore, these costs have been declining. WE URGE YOU NOT TO BE MISLED.

                Bond Purchase also failed to tell you that it has in effect increased the Partnership's costs for this year by giving you what we believe to be inaccurate and misleading Solicitation Materials which may lead us to incur significant legal fees to defend your interests.

        - BOND PURCHASE TOLD YOU THAT WE ARE NOT ACTIVELY SEEKING OPPORTUNITIES TO SELL OUR REMAINING ASSETS. This is simply not true. We have publicly announced our intent to dispose of our assets and eventually wind down our affairs and have made continuing efforts to sell the remaining assets. We originally held interests in 34 local limited partnerships. One of these interests was sold in 1996, another was sold in 1997, and an additional 11 of these interests was sold in December 1998. In our 1998 Consent Solicitation Statement relating to the sale of 10 local limited partnership interests by us in 1998, we told you our intent to eventually dispose of our interests in the local limited partnerships not included in the 1998 sale, and to then wind up the Partnership's affairs. We have continued since 1998 to explore the possibility of selling and/or refinancing properties held by these local limited partnerships and continue our efforts to negotiate with the local limited partners to obtain their consent to sell the properties. Indeed, NAPICO has a disposition group that specifically examines these possibilities and is continuing our efforts on behalf of all limited partners. WE URGE YOU NOT TO BE MISLED.

        - BOND PURCHASE DID NOT TELL YOU THAT WE DO NOT HAVE THE POWER TO SELL THE PROPERTIES WITHOUT THE CONSENT OF THE GENERAL PARTNERS OF THE LOCAL LIMITED PARTNERSHIPS. Bond Purchase did not tell you about the inherent limitations on our ability to sell the properties held by the local limited partnerships without the consent and participation of the general partners of those local limited partnerships. Bond Purchase implied, however, that we are remiss in failing to sell the properties in which the Partnership has an interest. This is simply not true. The fact is that we do not have the power to force a sale of properties held by the local limited partnerships to a third party. Instead, the cooperation of a local general partner is necessary to allow us to sell the properties. We are continuing our efforts to negotiate with the local limited partners to obtain their consent to sell the properties and we are optimistic about new government programs that will facilitate the sale of these properties. Yet, Bond Purchase failed to tell you that a new general partner would have no more authority to sell the Partnership assets than NAPICO. WE URGE YOU NOT TO BE MISLED.

        - BOND PURCHASE SUGGESTS THAT THE GENERAL PARTNERS HAVE LESS OF A FINANCIAL INCENTIVE THAN BOND PURCHASE TO SELL THE PARTNERSHIP'S REMAINING ASSETS. If Bond Purchase's affiliate were elected as the new general partner it would be entitled to the same amount of management fees that your current General Partners are entitled to. Bond Purchase claims it would reduce the annual management fees by at least 10%. However, Bond Purchase failed to tell you that its proposed plan to significantly reduce management fees would equate to a meager annual savings of approximately $[__] per unit, or less than [_]cents per week. DO NOT BE MISLED.

        - BOND PURCHASE FAILED TO TELL YOU WHAT WE THINK IS IMPORTANT INFORMATION REGARDING THE NATURE OF THEIR BUSINESS, WHICH HAS BEEN DESCRIBED BY A COURT AS ACQUIRING "LIMITED PORTIONS OF REAL ESTATE PARTNERSHIPS WITH A VIEW TO OUSTING CURRENT MANAGEMENT AND POTENTIAL LIQUIDATION OF THE PARTNERSHIP ASSETS." Bond Purchase did not give you complete information about its business. While Bond Purchase did tell you that New G.P., "was formed in 2000 for the purpose of seeking to become the general partner of other real estate limited partnerships," it did not give you important information about its business which has been described in 1999 by a Missouri Circuit Court as follows: "[Bond Purchase] and its principals run what are known in the investment community as 'vulture funds,' seeking to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership's assets." This "vulture fund" has also initiated a similar hostile takeover attempt of REAL III, another partnership we manage, and has threatened to initiate a third. We believe that the interests of Bond Purchase are not aligned with yours. Consider this carefully in deciding how to cast your vote. DO NOT BE MISLED.

        - BOND PURCHASE INACCURATELY TOLD YOU THAT THE PARTNERSHIP IS A GENERAL PARTNER OF REAL III AND HAS CONFUSED THE NAMES OF ENTITIES AFFILIATED WITH THE PARTNERSHIP. Bond Purchase is seeking control your Partnership and its valuable assets but inaccurately told you about those assets. Bond Purchase described the remaining assets of the Partnership as "20 limited partnership interests and a general partner interest in Real Estate Associates Limited III. . . which, in turn, holds three more limited partnership interest. . . ." The fact is, and as we have described in previous mailings to you, the Partnership holds a general partner interest in REAL ESTATE ASSOCIATES III, which in turn, holds three more limited partnership interests. (See "THE PARTNERSHIP--Assets") Since Bond Purchase is also seeking to seize control of REAL III, we believe it should be very familiar with that partnership. Instead, it has confused REA III, an asset of your Partnership, with REAL III, a completely different entity which it is also seeking to control.

                Bond Purchase also inaccurately told you that the general partners of REAL III are NAPICO and NAPIA. This is not true. We cannot speculate what Bond Purchase intended to tell you (i.e., whether it confused REAL III with REA III or NAPIA with Coast Housing Investment Associates)--either they can't understand simple facts or they are attempting to mislead you--but only that the information it gave you was inaccurate. We believe this error exemplifies the unfamiliarity and inexperience Bond Purchase has with your Partnership. Consider this carefully in deciding how to cast your vote. DO NOT BE MISLED.

        FOR THESE REASONS, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT OUR BEST INTERESTS OR YOURS, AND WE URGE YOU TO WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR, IF YOU HAVE ALREADY DELIVERED YOUR CONSENT, REVOKE THE CONSENT YOU DELIVERED. REGARDLESS OF THE SIZE OF YOUR INVESTMENT, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

LIMITED PARTNER APPROVAL

        The Partnership Agreement requires the consent of limited partners holding a majority of the limited partnership interests (a "Majority Vote") to remove a general partner and to elect a new general partner. Each limited partnership interest is entitled to one vote. Under the terms of the Partnership Agreement, you must be a limited partner or a substituted limited partner to vote. If Bond Purchase does not obtain a Majority Vote, there will be no change in our general partners and we will continue to operate in accordance with the terms of the Partnership Agreement. In accordance with the terms of the Partnership Agreement, the Partnership shall bear the costs of this Consent Revocation Statement.

                                 THE PARTNERSHIP

GENERAL

        The Partnership is a limited partnership formed under the laws of the State of California on October 12, 1982. On April 22, 1983, we offered 4,200 units, consisting of 8,400 limited partnership interests and warrants to purchase a maximum of 8,400 additional limited partnership interests at $5,000 per unit, through an offering managed by E.F. Hutton Inc. Each unit consists of two limited partnership interests and one warrant which entitles the purchaser of a unit to acquire two additional limited partnership interests during the period set forth in the Partnership Agreement (the "Units"). As of March 31, 2001, there were [___] registered holders of our Units and [8,405] Units outstanding.

GENERAL PARTNERS

        Our Managing General Partner is NAPICO. NAPIA is the non-managing General Partner of the Partnership. Our business is conducted primarily by NAPICO. Pursuant to an agreement between NAPICO and NAPIA, NAPICO has the primary responsibility for the performance of any duties required to be performed by the General Partners and, in general, has sole and final discretion to manage and control our business and make all related decisions. We have no employees of our own.

        Casden Properties Operating Partnership, L.P., a majority owned subsidiary of Casden Properties Inc. owns 95% of NAPICO's voting common stock. The remaining 5% is owned by Casden Investment Corporation. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce E. Nelson, Alan
I. Casden. Alan I. Casden organized Casden Properties Inc. and is the sole director and stockholder of Casden Investment Corporation.

OBJECTIVES

        Our original objectives were to own and operate real estate assets for investment so as to obtain:

        -       tax benefits for the limited partners;

        -       reasonable protection for the Partnership's capital investments;

        - potential for appreciation, subject to considerations of capital preservation; and

        - potential for future cash distributions from operations (on a limited basis); refinancings or sales of assets.

OUR RECORD OF SUCCESS

        We have been successful in accomplishing our primary purposes. From inception through 1990, the limited partners obtained tax benefits equal to at least [___]% of their investments. In 1986, however, the tax laws changed in such a way as to substantially reduce the ongoing tax benefits to the limited partners. As a result, we determined that the best course of action was to sell a majority of our interests in real property. In 1996, we began obtaining the consent of the limited partners and, from 1996 to December 1998, sold our interest in the real estate assets of 13 local limited partnerships. In March 1999, we made a cash distribution to the limited partners of $2,769,110. Since that time, the Managing General Partner has continued to explore the possibility of disposing or refinancing our remaining local limited partnership interests.

ASSETS

        As of March 31, 2001, we held limited partnership interests in 20 local limited partnerships and a general partner interest in Real Estate Associates III, a California general partnership, which in turn holds limited partnership interests in three additional local limited partnerships, each of which own a low income housing project that is subsidized and/or has a mortgage note payable to or insured by an agency of the federal government or local housing agency. The properties we have an interest in are located in [thirteen] states and Puerto Rico.

        The local limited partnerships in which we have invested were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. We became the principal limited partner in these real estate holding limited partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the real estate holding limited partnerships is limited to its investment. The general partners of such local limited partnerships retain responsibility for maintaining, operating and managing the properties and must consent to the sale of limited partnership assets.

DISTRIBUTIONS

        In March 1999, we made a cash distribution to the limited partners of $2,769,110, after the sale of a majority of our interests in local limited partnerships. The Partnership Agreement sets forth a procedure for allocating distributions among the limited partners and General Partners. The General Partners are entitled to receive 1% of the net cash flow from operations to be distributed, reduced by any amount paid to the General Partners as an annual management fee. The limited partners as a class are entitled to receive the balance of the net cash flow from operations to be distributed. There are no regulatory or legal restrictions on the Partnership's current or future ability to pay distributions, although, pursuant to certain state housing finance statutes and regulations, certain of the local limited partnerships are subject to limitations on the distributions to the Partnership.


                                   MANAGEMENT

INTERESTS OF OUR GENERAL PARTNERS IN THE MATTERS TO BE ACTED UPON

        Our General Partners have a substantial interest in the matters you are being asked to vote upon. If a Majority Vote is obtained by Bond Purchase, the current General Partners will no longer be the General Partners of the Partnership and their interests in the Partnership will be sold.

EXPERIENCE OF OUR MANAGING GENERAL PARTNER

        We do not have any directors or officers. The management of the Partnership is conducted by NAPICO, our Managing General Partner. Set forth below is information about NAPICO's directors, executive officers and key employees.


         NAME                                    AGE                    POSITION
         ----                                    ---                    --------
         Charles H. Boxenbaum................     71    Chairman of the Board and CEO of NAPICO
         Bruce Nelson........................     49    President and Chief Operating Officer of NAPICO
         Alan I. Casden......................     54    Director
         Brian H. Shuman.....................     38    Vice President and Chief Financial Officer
         Jeffrey H. Sussman..................     35    Senior Vice President, General Counsel and Secretary
         Patricia W. Toy.....................     71    Senior Vice President -- Communications and Assistant Secretary

Mr. Boxenbaum has been associated with NAPICO since its inception. He has been active in the real estate industry since 1960, and prior to joining NAPICO was a real estate broker with the Beverly Hills firm of Carl Rhodes Company. Mr. Boxenbaum has been a member of the Board of Directors of Casden Properties Inc. since 1998. Mr. Boxenbaum has been a guest lecturer at national and state realty conventions, certified properties exchanger's seminars, Los Angeles Town Hall, National Association of Home Builders, International Council of Shopping Centers, Society of Conventional Appraisers, California Real Estate Association, National Institute of Real Estate Brokers, Appraisal Institute, various mortgage banking seminars, and the North American Property Forum held in London, England. He is one of the founders and a past director of the First Los Angeles Bank, organized in November 1974. Since

March 1995, Mr. Boxenbaum has served on the Board of Directors of the National Housing Council. Mr. Boxenbaum received his Bachelor of Arts degree from the University of Chicago.

        Mr. Nelson joined NAPICO in 1980 and became President in February 1989. He is responsible for the operations of all NAPICO sponsored limited partnerships. Prior to that he was primarily responsible for the securities aspects of the publicly offered real estate investment programs. Mr. Nelson is also involved in the identification, analysis, and negotiation of real estate investments. Mr. Nelson is a member of the Board of Directors of Casden Properties Inc. and is a Director of the Affordable Housing Tax Credit Coalition. From February 1979 to October 1980, Mr. Nelson held the position of Associate General Counsel at Western Consulting Group, Inc., private residential and commercial real estate syndicators. Prior to that time, Mr. Nelson was engaged in the private practice of law in Los Angeles. Mr. Nelson received his Bachelor of Arts degree from the University of Wisconsin and is a graduate of the University of Colorado School of Law. He is a member of the State Bar of California and is a licensed real estate broker in California and Texas.

        Mr. Casden has been involved in approximately $3 billion of real estate financings and sales and has been responsible for the development and construction of more than 12,000 apartment units and 5,000 single-family homes and condominiums. Mr. Casden is a member of the American Institute of Certified Public Accountants and of the California Society of Certified Public Accountants. Mr. Casden is a member of the advisory board of the National Multi-Family Housing Conference, the Multi-Family Housing Council, the President's Council of the California Building Industry Association and the Urban Land Institute. He also serves on the Board of Trustees of the University of Southern California. He holds a Bachelor of Science degree and a Masters in Business Administration degree from the University of Southern California.

        Mr. Shuman joined NAPICO in 2000, and is responsible for the financial affairs of NAPICO, as well as the limited partnerships sponsored by it. From 1996 until joining NAPICO in August 2000, Mr. Shuman was Vice President -- Finance for Preferred Health Management Inc., the largest provider of worker compensation diagnostic imaging services in California formed in 1996, and was responsible for establishing and managing the accounting, billing, collection, treasury and financial reporting departments. From 1994 to 1996, he was the Controller for DVI Business Credit Corporation, which provides asset based lending to a wide range of health concerns. From 1985 to 1994, Mr. Shuman served in senior management positions, as a director or manager of finance, a portfolio tax analyst, and a senior accountant/tax consultant. He holds a Bachelor of Arts degree in economics and accounting from the University of Maryland. Mr. Shuman is a Certified Public Accountant and is a member of American Institute of Certified Public Accountants and the California Society of Public Accountants.

        Mr. Sussman joined NAPICO in 1998, and is responsible for the legal affairs of NAPICO and its affiliates. He is also the President of NPEI and a member of the preliminary investment committee. Prior to joining NAPICO in April 1998, Mr. Sussman was an associate with the law firm of Rus, Miliband, Williams & Smith in Irvine, California. His practice emphasized real estate finance and insolvency law and included the representation of borrowers, lenders, and court-appointed trustees in matters involving apartment complexes, retail centers and hotels. Mr. Sussman received a Bachelor of Arts degree from the University of California, Berkeley and Juris Doctor and Master in Business Administration degrees from the University of Southern California. He is a member of the State Bar of California, and holds Series 22, 39 and 63 licenses issued by the National Association of Securities Dealers, Inc.

        Mrs. Toy joined NAPICO in 1977, following her receipt of an MBA from the Graduate School of Management, UCLA. From 1952 to 1956, Mrs. Toy served as a U.S. Naval Officer in communications and personnel assignments. She holds a Bachelor of Arts Degree from the University of Nebraska.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        The General Partners own all of the outstanding general partnership interests of the Partnership, which constitute 1% of the total interests in the Partnership. No person is known to own beneficially in excess of 5% of the outstanding limited partnership interests.

        As of December 31, 2000, security ownership of management is as listed:


                                                                                                          PERCENTAGE
                                                                                                             OF
                                                                                                         OUTSTANDING
                                                                                                           LIMITED
                                                                                                         PARTNERSHIP
          NAME OF BENEFICIAL OWNER                          TITLE OF CLASS                 AMOUNT         INTERESTS
          ------------------------                          --------------                 ------         ---------
          Bruce E. Nelson........................   Limited Partnership Interest           $5,000             *
            9090 Wilshire Blvd.
            Beverly Hills, CA 90211


----------

* Cumulative limited partnership interests owned by corporate officers of the General Partner is less than 1% interest of total outstanding limited partnership interests.


                                LEGAL PROCEEDINGS

        LAWSUIT FILED AGAINST DAVID JOHNSON AND HIS AFFILIATED ENTITIES PRIOR TO BOND PURCHASE'S SOLICITATION MATERIALS. On September 1, 2000, certain limited partnerships for which NAPICO serves as general partner (the "NCTC Funds"), as well as certain affiliated corporations (the "NCTC Corporations"), filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. The NCTC Funds invest in local property partnerships that own or acquire low-income housing complexes, including the 22 partnerships controlled by Mr. Johnson and his affiliated entities, while the NCTC Corporations are either special limited partners or administrative general partners in such partnerships. In the lawsuit, the NCTC Funds and the NCTC Corporations assert claims for:

        -       breach of contract,

        -       breach of the covenant of good faith and fair dealing,

        -       breach of fiduciary duty,

        -       negligence,

        -       fraud and civil conspiracy,

        -       unjust enrichment,

        -       unfair business practices,

        -       securities fraud and

        -       RICO violations.

These claims arise out Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 investment property partnerships. It wasn't until after that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you.

Limited partner lawsuits relating to our sale of a majority of our assets. As a result of our sale of a majority of our assets in 1998, two investors holding an aggregate of eight our partnership units and two investors holding an aggregate of five units of limited partnership interest in an affiliated limited partnership (of which we are also the general partner, generally referred to as "NAPICO Partnerships") commenced a class action in the United States District Court for the Central District of California against NAPICO,

National Partnership Investment Associates, National Partnership Investment Associates II, Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum, Bruce E. Nelson, and seven NAPICO Partnerships, including the Partnership and Real Estate Associates Limited VI. The complaint alleges that the defendants violated
Section 14(a) of the Securities and Exchange Act of 1934, as amended, and breached their fiduciary duty to the limited partners of such NAPICO Partnerships by making materially false and misleading statements in the consent solicitation statements sent to the limited partners of such partnerships relating to approval of the transfer to an affiliate of Casden Properties Inc. of partnership interests in limited partnerships owning certain of the properties. The plaintiffs seek injunctive relief and other equitable relief, as well as compensatory and punitive damages. On August 4, 1999, an investor holding one unit of limited partner interest in Housing Programs Limited (a NAPICO Partnership) commenced an action in the United States District Court for the Central District of California. This suit is substantially identical to the first action. The second action has been subsumed in the first action which has been certified as a class action. The defendants believe that the plaintiffs' claims in both of these suits are without merit, and the defendants are vigorously contesting both actions.

                                VOTING PROCEDURE

VOTING PROCEDURES AND CONSENT REVOCATION CARD

        These materials outline the procedures to be followed if you do not want to change our general partners. A GREEN consent card may have already been sent to you by Bond Purchase. We urge you not to return the GREEN consent card. If you have already returned the consent card, you have every legal right to change your vote by returning your WHITE consent revocation card. These procedures must be strictly followed in order for the instructions of a limited partner as marked on a consent card to be revoked. The following is a summary of the procedures to follow if you wish to revoke your consent:

        - A limited partner may revoke his or her election on the consent only during the solicitation period which started the date of delivery of the Bond Purchase Solicitation Materials and continues until July 31, 2001 (unless extended by Bond Purchase).

        - IF YOU HAVE ALREADY RETURNED YOUR GREEN CONSENT CARD, YOU ARE ENCOURAGED TO RETURN A PROPERLY COMPLETED SIGNED AND DATED WHITE CONSENT REVOCATION CARD IN THE RETURN ENVELOPE PROVIDED AS SOON AS POSSIBLE AND, IF POSSIBLE, PLEASE ALSO FAX IT TO (214) 887-7198, ATTN: SHARI EASTWOOD. UNLESS YOU ARE ABSOLUTELY CERTAIN THAT YOU HAVE NOT ALREADY VOTED, YOU ARE ENCOURAGED TO RETURN A WHITE CONSENT REVOCATION CARD.

        According to the Bond Purchase Solicitation Materials, only limited partners of record on April 30, 2001 (the "Record Date") will be given notice of, and allowed to give their consent regarding the matters addressed in this Consent Revocation Statement. As permitted by the Partnership Agreement, we have not scheduled a special meeting of the limited partners to discuss the Bond Purchase Solicitation Materials.

NO DISSENTERS' RIGHTS OF APPRAISAL

        Under the Partnership Agreement and California law, limited partners do not have dissenters' rights of appraisal.

                        PARTICIPANTS IN THE SOLICITATION

        Under applicable regulations of the Securities and Exchange Commission, the Partnership and the General Partners each may be deemed to be a "participant" in this solicitation of revocations of consent. Additional information about the participants is set forth on Appendix A. Information about the present ownership of partnership interests by participants and information about all transactions in the Partnership's interests within the past two years by each of the participants is provided in Appendix A.

                    SOLICITATION OF CONSENT REVOCATION CARDS

        This Consent Revocation Statement is being made by the Partnership and the General Partners. The Managing General Partner and its officers, directors and employees may assist in this solicitation of consent revocation cards and in providing information to limited partners in connection with any questions they may have with respect to this Consent Revocation Statement and the consent revocation procedures. We have retained D.F. King & Co., Inc. ("D.F. King") to assist with the solicitation of revocation of consents, as well as to assist us with communicating with our limited partners with respect to this solicitation. Approximately 50 persons will be utilized by D.F. King in its efforts. We expect that D.F. King will solicit consent revocations by mail, in person, by telephone, by facsimile and/or by e-mail. In addition to the Partnership's solicitation by mail, and D.F. King's efforts, the Managing General Partner may have certain of its officers, directors and employees solicit, without additional compensation, revocations by mail, in person, by telephone, by facsimile or by e-mail. Although the Managing General Partner does not currently plan to conduct active solicitation on the Internet, solicitation materials may be made available on or through the Partnership's web site.

        The cost of the solicitation of revocations of consent will be borne by the Partnership. We estimate that the total expenditures in connection with the solicitation (including the fees and expenses of attorneys, public relations advisers, financial advisors, solicitors, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $[_____], of which approximately $[_____] has been incurred to date. D.F. King's estimated fee is $[____], plus reasonable out-of-pocket expenses.

        The Partnership has agreed to indemnify D.F. King against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. The Partnership's plan to reimburse D.F. King for any such liabilities or expenses will not be submitted to the limited partners for a vote.

                                PARTNER PROPOSALS

        In accordance with the terms of our Partnership Agreement, we do not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Securities Exchange of 1934. The limited partners may call a special meeting to vote upon matters permitted by our Partnership Agreement with the prior consent of at least 10% of the limited partnership interests.

                                 IMPORTANT NOTE

        Bond Purchase could cease the solicitation of consents once it has determined that valid and unrevoked consents representing a majority of the limited partnership interests as of the Record Date have been obtained and deliver such consents to the Partnership in accordance with the Partnership Agreement. ACCORDINGLY, IT IS IMPORTANT THAT LIMITED PARTNERS WHO HAVE EXECUTED A CONSENT AND DESIRE TO REVOKE SUCH CONSENT SIGN, DATE, FAX AND MAIL THE ACCOMPANYING CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act, file reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "SEC"). This document references important business and financial information about our Partnership from documents we have filed with the SEC but have not included or delivered with this document. If you call or write us, we will send you these documents, excluding exhibits, without charge or you may view Partnership financial information including the Form 10-K Annual Report on the web site http://www.napico.com. The contents of the Partnership's web site are not deemed to be a part of this Consent Revocation Statement. You can contact us at:

                         9090 Wilshire Blvd., Suite 201
                         Beverly Hills, California 90211
                                  310-278-2191

        Please request documents at your earliest convenience. If you request any documents, we will mail the documents to you by first class mail, or another equally prompt means, by the next business day after we receive your request.

        In addition, the SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                                                                     APPENDIX A


                     INFORMATION CONCERNING THE PARTICIPANTS


INFORMATION REGARDING OWNERSHIP OF PARTNERSHIP INTERESTS BY PARTICIPANTS


        NAPICO is a leading syndicator of Low Income Housing Tax Credit and Historic Tax Credit properties. Its principal business address is National Partnership Investments Corp., 9090 Wilshire Boulevard, Beverly Hills, California 90211. NAPIA is a limited partnership organized to manage property-owning local partnerships. Its principal business address is National Partnership Investment Associates, 9090 Wilshire Boulevard, Beverly Hills, California 90211.

        NAPICO and NAPIA each own a general partnership interest in the Partnership. The aggregate general partnership interest is 1% of the total interests in the Partnership. The participants do not own any partnership interests of record but not beneficially. The number of Partnership interests beneficially owned by the participants is set forth below.


         NAME OF BENEFICIAL OWNER                           TITLE OF CLASS                    AMOUNT
         ------------------------                           --------------                    -------
         NAPICO.................................    General Partnership Interest
         NAPIA..................................    General Partnership Interest

        None of the participants referred to above have purchased or sold any of its Partnership interests during the last two years.

        The amount of Partnership interests owned beneficially, directly or indirectly by each of NAPICO's associates is set forth under "Security Ownership of Certain Beneficial Owners and Management" in this Consent Revocation Statement. The address of each of NAPICO's associates is National Partnership Investments Corp. 9090 Wilshire Boulevard, Beverly Hills, California 90211. The address of each of NAPIA's associates is National Partnership Investment Associates, 9090 Wilshire Boulevard, Beverly Hills, California 90211. None of NAPIA's associates beneficially own any of the Partnership interests, directly or indirectly.

        The number of each class of securities of the Parent(1) or the Subsidiary(2) of the Partnership beneficially owned by the participants, directly or indirectly, is set forth below.


NAME OF BENEFICIAL OWNER       PARENT OR SUBSIDIARY COMPANY                   TITLE OF CLASS                   AMOUNT
------------------------       ----------------------------      ---------------------------------------       ------
REAL  VI                     Real Estate Associates III, L.P.    Partnership Interests (limited partner)        99.9%

NAPICO                       Real Estate Associates III, L.P.    Partnership Interests (general partner)         0.1%


----------

(1) NAPICO (the "Parent"), as Managing General Partner, may be deemed the parent entity of the Partnership.

(2) REA III (the "Subsidiary"), an entity in which the Partnership holds a majority interest, may be deemed a subsidiary entity of the Partnership.

INFORMATION CONCERNING AGREEMENTS WITH PARTICIPANTS

        Except as described in this Appendix A or in the Consent Revocation Statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), have entered into any agreement or understanding with any person respecting any Partnership Units, including joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        Except as described in this Appendix A or in the Consent Revocation Statement, no Participant Affiliate directly or indirectly beneficially owns any interests in the Partnership. Except as described in this Appendix A or in the Consent Revocation Statement, none of the participants own any securities of the Parent or the Subsidiary of the Partnership. Furthermore, except as described in this Appendix A or in the Consent Revocation Statement, no Participant Affiliate is either a party to any transaction or series of transactions since June 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Partnership or the Parent was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

        Charles H. Boxenbaum and Bruce Nelson have both entered into employment agreements with NAPICO. The agreements provide for their compensation and restrict their ability to conduct activities that conflict with the business of NAPICO. The agreements with Mr. Boxenbaum and Mr. Nelson are for a three-year term and expire on December 31, 2001. Alan I. Casden entered into a five-year employment agreement on December 30, 1998 with Casden Properties Inc., an affiliate of the Partnership. The agreement provides for his compensation and restricts his ability to conduct activities that conflict with the business of Casden Properties Inc. No other Participant Affiliate has entered into any agreement or understanding with any person respecting future employment by the Partnership or its affiliates or any future transactions to which the Partnership or any of its affiliates will or may be a party.

        Except as described in this Appendix A or in the Consent Revocation Statement, there are no contracts, arrangement or understandings by any Participant Affiliate within the past year with any person with respect to ownership interests in the Partnership.

                         FORM OF CONSENT REVOCATION CARD

                        REAL ESTATE ASSOCIATES LIMITED VI


        THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES LIMITED VI IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.


        The undersigned, a limited partner of REAL ESTATE ASSOCIATES LIMITED VI (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

               THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY
             RECOMMEND THAT YOU "REVOKE CONSENT" FOR ITEMS 1 AND 2.

1. Removal of General Partners

             [ ] REVOKE CONSENT      [ ] DO NOT REVOKE CONSENT

2. Continuation of the Partnership and election of new general partner, New G.P.

             [ ] REVOKE CONSENT      [ ] DO NOT REVOKE CONSENT


        IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

          PLEASE SIGN, DATE, FAX TO (214) 887-7198 ATTN: SHARI EASTWOOD
                  AND MAIL THIS CONSENT REVOCATION CARD TODAY.

        Please sign your name below. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.



                                          Dated:_________________________, 2001


                                          _____________________________________
                                          Name:

                                          _____________________________________
                                          Title:

                                          _____________________________________
                                          Name (if held jointly):
                                          Title:

                                          _____________________________________
                                          Telephone Number:



                                          PLEASE SIGN, DATE AND RETURN THIS
                                          CONSENT REVOCATION PROMPTLY. IF YOU
                                          HAVE ANY QUESTIONS OR NEED ASSISTANCE,
                                          PLEASE CALL D.F. KING & CO., INC.
                                          TOLL-FREE AT 1-800-269-6427.